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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2024 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2025

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule

BMO Commercial Mortgage Securities LLC

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BMO 2024-C10 Mortgage Trust	Series 2024-C10	None

Master Servicer of the Newport Centre loan under the BBCMS 2024-C30 PSA, the La Habra Marketplace loan and 1516 Motor Parkway loan under the BBCMS 2023-C21 PSA.

Master Servicer of the 500 Delaware loan under the 3650R 2022-PF2 PSA, the Centene loan under the 3650R 2021-PF1 PSA.

Depositor                                           BMO 2024-C8                                                                                           Series 2024-C8                                             None

Master Servicer of the Axis Apartments loan under the Benchmark 2023-B40 PSA and the Woodfield Mall loan under the BMO 2023-C7 PSA.

Depositor                                           PKHL 2021-MF                                                                                        Series 2021-MF                                             Servicer

Depositor                                           BMO 2022-C1                                                                                           Series 2022-C1                                              None

Master Servicer of the Bedrock Portfolio loan under the Benchmark 2022-B32 PSA, the IPCC National Storage Portfolio XV loan, and the 2 Riverfront Plaza loan under the BBCMS 2022-C15 PSA, and the Meadowood Mall loan under the 3650R 2022-PF2 PSA

Depositor                                           BMO 2022-C2                                                                                           Series 2022-C2                                               Master Servicer

Master Servicer of the Yorkshire & Lexington Towers loan and the 79 Fifth Avenue loan under the CGCMT 2022-GC48 PSA, the Phoenix Industrial Portfolio VIII loan under the BBCMS 2022-C16 PSA, and the 2 Riverfront Plaza loan under the BBCMS 2022-C15 PSA

Depositor                                           BMO 2022-C3                                                                                           Series 2022-C3                                               Master and Special Servicer

Master Servicer of the Yorkshire & Lexington Towers loan under the CGCMT 2022-GC48 PSA, the Icon One Daytona loan under the 3650R 2021-PF1 PSA, and the 469 7th Avenue loan and the Wells Fargo Center Tampa loan under the Benchmark 2022-B37 PSA

Master Servicer of the Central States Industrial Portfolio loan, the Lakeshore Marketplace loan, and the Art Ovation Hotel loan under the 3650R 2022-PF2 PSA and of the La Habra Marketplace loan under the BBCMS 2023-C21 PSA

Depositor                                           BMO 2023-C4                                                                                           Series 2023-C4                                               Master Servicer

Master Servicer of the 70 Hudson Street loan, the Rialto Industrial loan, and the WRS Retail Portfolio loan under the BBCMS 2022-C18 PSA, the IPG Portfolio loan under the BMARK 2022-B37 PSA, and the Great Lakes Crossing Outlets loan under the BMARK 2023-B38PSA

Master Servicer of the Triple Net Portfolio loan and the 800 Cesar Chavez loan under the 3650R 2022-PF2 PSA, the PetSmart HQ loan under the 3650R 2021-PF1 PSA, the Oak Ridge Office Park loan under the BBCMS 2022-C16 PSA, and the Gilardian NYC Portfolio loan and the 575 Broadway loan under the FIVE 2023-V1 PSA

Master and Special Servicer of the Kingston Square Apartments loan under the BMO 2022-C3 PSA

Master Servicer of the Orizon Aerostructures loan under the BMO 2023-C5 PSA and the Green Acres loan under the Benchmark 2023-V2 PSA

Depositor                                           BMO 2023-C5                                                                                           Series 2023-C5                                              Master Servicer

Master Servicer of the Great Lakes Crossing Outlets loan and the Pacific Design Center loan under the Benchmark 2023-B38 PSA, and of the Harborside 2-3 loan under the Benchmark 2023-V2 PSA

Master Servicer of the La Habra Marketplace loan under the BMO 2022-C3 PSA and the BBCMS 2023-C21 PSA, and of the 800 Cesar Chavez loan under the 3650R 2022-PF2 PSA

Depositor                                           BMO 2023-C6                                                                                           Series 2023-C6                                              Master Servicer

Master Servicer of the Back Bay Office loan, the J&O Industrial Facility loan, the Four Springs Net Lease Portfolio loan, and of the Novolex Portfolio loan under the Benchmark 2023-B39 PSA and the Brier Creek Commons loan under the BMO 2023-C5 PSA.

Master Servicer of the Fashion Valley Mall loan under the Benchmark 2023-B40 PSA.

Depositor                                           BMO 2023-5C2                                                                                         Series 2023-5C2                                             None

Master Servicer of the Scottsdale Gilbert Retail Portfolio loan, the Merit Hill Self Storage loan, and the Overlook at Ballantyne loan under the Benchmark 2023-V4 PSA, and the Harborside 2-3 loan under the Benchmark 2023-V2 PSA.

Depositor	BMO 2023-C7	Series 2023-C7	Master Servicer

Master Servicer of the RTL Retail Portfolio loan, the 60 Hudson loan, the Knoll Ridge Apartments loan, and the Regency Retail Portfolio loan under the BBCMS 2023-C22 PSA

Master Servicer of the Bala Plaza Portfolio loan and the 645 North Michigan Avenue loan under the Benchmark 2023-B40 PSA.

Depositor                                           BMO 2024-5C3                                                                                         Series 2024-5C3                                           None

Master Servicer on the Galleria at Tyler, DoubleTree by Hilton Hotel Orlando at SeaWorld, and 333 South Spruce Street loans under the BMARK 2024-V5 PSA

Master Servicer on the Bala Plaza Portfolio loan under the BMARK 2023-B40 PSA

Depositor                                           BMO 2024-5C4                                                                                         Series 2024-5C4                                           Master Servicer

Master Servicer on the Kenwood Towne Centre and Staten Island Mall loans under the BBCMS 2024-5C25 PSA and the Lexmark and Casa Cipriani loans under the BMARK 2024-V6 PSA

Depositor                                           BMO 2024-C9                                                                                           Series 2024-C9                                             Master Servicer

Master Servicer on the 1812 North Moore loan under the BMARK 2024-V7 PSA

Depositor                                           BMO 2024-5C5                                                                                         Series 2024-5C5                                            Master Servicer

Master Servicer of the 1812 North Moore loan under the Benchmark 2024-V7 PSA, the GNL Industrial Portfolio loan under the BMO 2024-5C4 PSA, and the Lexmark loan under the Benchmark 2024-V6 PSA.

Depositor                                           BMO 2024-5C6                                                                                         Series 2024-5C6                                           Master Servicer

Outside Special Servicer of the Bronx Terminal Market loan under the BANK5 2024-5YR9 PSA

Servicer of the Stonebriar Centre loan under the Benchmark 2024-V9 PSA

Servicer of the Arthouse Hotel, the Gallup HQ. and the 1025 Lenox Park Boulevard Northeast loans under the BMO 2024-5C5 PSA.

Depositor                                           BMO 2024-5C7                                                                                         Series 2024-5C7                                           Master Servicer

Master Servicer of the Northbridge Centre and LINX loans under the BMO 2024-5C6 PSA, and Special Servicer of the Baybrook Mall loan under the BANK5 2024-5YR9 PSA.